UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
 FORM 8-K
 ______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2024
 ______________________________
LIFEVANTAGE CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-35647	90-0224471
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3300 Triumph Blvd, Suite 700
Lehi, Utah 84043
(Address of principal executive offices, including zip code)
(801) 432-9000
(Registrant's telephone number)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001	LFVN	The Nasdaq Stock Market LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On April 12, 2024, LifeVantage Corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Bank of America, N.A., as Lender (the “Lender”). In connection with the Loan Agreement and on the same date, the Company, Lifeline Nutraceuticals Corporation, as Guarantor (the “Guarantor”), and the Lender also entered into a Continuing and Unconditional Guaranty (the “Continuing and Unconditional Guaranty”) and a Security and Pledge Agreement (the “Security and Pledge Agreement”). The Loan Agreement provides for a revolving line of credit in aggregate principal amount not to exceed $5,000,000 (the “Line of Credit”).
In the event the Company borrows under the Line of Credit, interest will be payable commencing May 31, 2024, and then on the last day of each month thereafter until payment in full of all principal outstanding under the Line of Credit, with all unpaid principal and interest due on April 12, 2027 (the “Expiration Date”). The Line of Credit will bear interest at a rate per year equal to the sum of (i) the greater of the Term SOFR Daily Floating Rate (as defined in the Loan Agreement) or 0.00%, plus (ii) 2.00%. Amounts under the Line of Credit may be repaid and re-borrowed from time to time until the Expiration Date.
The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of the assets of the Company and the Guarantor, as further provided for in the Security and Pledge Agreement. Pursuant to the Continuing and Unconditional Guaranty, the Guarantor guarantees and promises to pay promptly to the Lender all indebtedness of the Company when due.
The Loan Agreement contains customary covenants, including affirmative and negative covenants that in certain circumstances restrict the Company’s ability to incur additional indebtedness, make certain investments, purchase or otherwise acquire all or substantially all the assets or equity interests of other companies, or transfer any part of the business or any assets of the Company or the Guarantor. The Loan Agreement requires that the Company maintain specified financial ratios and satisfy certain financial condition tests.
The Loan Agreement contains certain customary events of default, including, among other things, failure of the Company to make required payments under the Loan Agreement, certain breaches of representations made by the Company or the Guarantor, insolvency or bankruptcy of the Company or the Guarantor, failure to have an enforceable first lien or security interest in any property given as security for the Loan Agreement, or failure of the Company to comply with covenants set forth in the Loan Agreement. If an event of default occurs under the Loan Agreement, the obligation of the Lender to make any additional credit available to the Company may be terminated and the amounts outstanding may become immediately due and payable in the discretion of the Lender, provided that in the event of insolvency or bankruptcy of the Company or the Guarantor, all debts outstanding under the Loan Agreement will automatically become due and payable. Upon the occurrence of any default or after maturity, all amounts outstanding under the Loan Agreement will at the option of the Lender bear interest at a rate which is 2.00% higher than the rate of interest otherwise provided under the Loan Agreement.
The Loan Agreement, the Continuing and Unconditional Guaranty, and the Security and Pledge Agreement are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The descriptions of Loan Agreement, the Continuing and Unconditional Guaranty, and the Security and Pledge Agreement herein do not purport to be complete and are qualified in entirety by reference to Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent required by Item 2.03 of Form 8-K, the information regarding the Loan Agreement, the Continuing and Unconditional Guaranty, and the Security and Pledge Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of April 12, 2024, between LifeVantage Corporation and Bank of America, N.A.
10.2	Continuing and Unconditional Guaranty, dated as of April 12, 2024, among LifeVantage Corporation, as Borrower, Lifeline Nutraceuticals Corporation, as Guarantor, and Bank of America, N.A.
10.3	Security and Pledge Agreement, dated as of April 12, 2024, among LifeVantage Corporation, as Borrower, Lifeline Nutraceuticals Corporation, as Guarantor, and Bank of America, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 16, 2024	By:	LIFEVANTAGE CORPORATION /s/ Steven R. Fife
		Name:	Steven R. Fife
		Title:	President and Chief Executive Officer